UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2009

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32750	20-8901733
(Commission File Number)	(IRS Employer Identification No.)

8383 Wilshire Boulevard, Suite 800, Beverly Hills, California	90211
(Address of Principal Executive Offices)	(Zip Code)

(323) 658-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On June 8, 2009, Spark Networks, Inc. (the “Company”) held its 2009 annual meeting of stockholders (the “Annual Meeting”). Of the 20,561,544 shares of common stock eligible to vote, 17,615,049 shares of common stock, or 85.7%, were present in person or by proxy at the Annual Meeting. The following are the results on the matters submitted to a vote of the stockholders at the Annual Meeting:

Proposal 1 – Election of Directors

The director nominees, Adam S. Berger and Jonathan B. Bulkeley, were elected to the Company’s board of directors for terms expiring at the annual meeting of stockholders in 2012. 17,184,690 shares of common stock were voted in favor of the election of Mr. Berger, 430,359 shares were voted against Mr. Berger, and zero shares abstained from voting, and 17,183,874 shares of common stock were voted in favor of the election of Mr. Bulkeley, 431,175 shares were voted against Mr. Bulkeley, and zero shares abstained from voting.

Proposal 2 – Appointment of Ernst & Young LLP as the Company’s Independent Auditors for the Fiscal Year Ending December 31, 2009

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009. 17,563,387 shares of common stock were voted in favor of the ratification, 51,662 shares were voted against the ratification, and zero shares abstained from voting.

Proposal 3 – Stockholder Proposal Recommending an Independent Chairman of the Board

The stockholders did not approve the stockholder proposal recommending that the Company’s board of directors adopt a policy that the Chairman of the Board be an independent director who has not previously served as an executive officer of the Company. 3,418,767 shares of common stock were voted in favor of the stockholder proposal, 9,164,900 shares were voted against the proposal, and 3,508 shares abstained from voting.

Proposal 4 – Stockholder Proposal Regarding the Declassification of the Board of Directors

The stockholders approved the stockholder proposal recommending that the Company take the steps necessary to reorganize the board of directors into one class with each director subject to election each year and to complete this transition within one-year. 12,505,067 shares of common stock were voted in favor of the stockholder proposal, 78,600 shares were voted against the proposal, and 3,508 shares abstained from voting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: June 8, 2009	By:	/s/ Joshua A. Kreinberg
	Name:	Joshua A. Kreinberg
	Title:	General Counsel and Corporate Secretary